UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Solicitation Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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RVUE HOLDINGS, INC.

 (Name of Registrant as Specified In Its Charter)

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RVUE HOLDINGS, INC.

17W220 22nd Street, Suite 200

Oakbrook Terrace, IL 60181

NOTICE OF CONSENT SOLICITATION

March 18, 2016

To the Stockholders of rVue Holdings, Inc.:

rVue Holdings, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), is soliciting your consent to approve an amendment to our Amended and Restated Articles of Incorporation to increase the amount of our authorized common stock, par value $0.001 per share (the “Common Stock”) from 240,000,000 to 375,000,000 (the “Authorized Shares Increase”), to remove certain limits on transactions between the Company and significant stockholders (the “Interested Stockholder Transaction Restriction Removal”), and to remove certain restrictions on the voting rights of significant stockholders (the “Voting Restriction Removal”) (collectively, the “Proposal”).

On March 4, 2016, the Company’s Board of Directors (the “Board”) approved the Proposal. The Board has deemed it advisable to seek stockholder approval of the Proposal, as required under the Nevada Revised Statutes (NRS), using a written consent solicitation process rather than holding a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a meeting.  We have established the close of business on March 4, 2016 as the record date for determining stockholders entitled to submit written consents. Stockholders holding a majority of our outstanding Common Stock as of the close of business on the record date must vote in favor of the Proposal for it to be approved.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and Written Consent. To be counted, your properly completed Written Consent must be received before 5:00 p.m. Central Time, on April 1, 2016, subject to early termination of the Consent Solicitation by the Board if a majority approval is received, or extension of the time of termination by the Board (the “Expiration Time”).

We urge you to read the accompanying Consent Solicitation Statement carefully. The Consent Solicitation Statement contains a detailed explanation of the Proposal.

The Board believes that the Proposal is in the best interest of the Company and our stockholders and recommends that you vote “FOR” the Proposal, by marking the box entitled “FOR” with respect to the Proposal and submitting the Written Consent by one of the methods set forth in the form of Written Consent which is attached as Exhibit A to the Consent Solicitation Statement. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Proposal, your consent form will be treated as a vote “FOR” the Proposal.  If you do not return the Written Consent, that will have the effect of a vote “AGAINST” the Proposal.

Please return your completed Written Consent to us at 17W220 22nd Street, Suite 200, Oakbrook Terrace, IL 60181, on or before April 1, 2016. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.  You may also submit your completed Written Consent via email or facsimile, as set forth on the Written Consent.  Your cooperation in promptly returning your Written Consent will help limit expenses incident to this Consent Solicitation. As soon as we receive signed Written Consents from holders of a majority of our Common Stock, the Proposal will be approved.

By order of the Board of Directors

Sincerely,

/s/ Mark Pacchini
Mark Pacchini
Chief Executive Officer

RVUE HOLDINGS, INC.

  CONSENT SOLICITATION STATEMENT

SOLICITATION OF WRITTEN CONSENTS IN LIEU OF MEETING OF STOCKHOLDERS

  INTRODUCTION

rVue Holdings, Inc. (the “Company,” “we,” “us” or “our”) is furnishing this Consent Solicitation Statement to the holders of our outstanding common stock, par value $0.001 per share (the “Common Stock”), as of March 4, 2016 (the “Record Date”), in lieu of calling a special meeting of our stockholders, to seek written consent (the “Written Consent”) pursuant to Section 78.320 of the Nevada Revised Statutes (NRS) to approve a Certificate of Amendment to our Amended and Restated Articles of Incorporation, in the form attached hereto as Exhibit B  (the “Certificate of Amendment”).  If approved, the Certificate of Amendment would: (a) increase the amount of our authorized Common Stock from 240,000,000 to 375,000,000 shares, (b) remove certain restrictions on transactions between the Company and significant stockholders (the “Interested Stockholder Transaction Restriction Removal”), and (c) remove certain restrictions on the voting rights of significant stockholders (the “Voting Restriction Removal”)(collectively, the “Proposal”). The foregoing business is more fully described below.

Our Board of Directors (the “Board”) unanimously approved the Proposal and recommends that you vote “FOR” the Proposal.   The Board has decided to seek written consent rather than calling a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting.

The Proposal is intended to facilitate the Company’s ability to obtain equity financing and to otherwise provide adequate authorized shares for its current and near- to mid-term needs.  As previously reported, the Company has entered into an equity financing arrangement with Acorn Composite Corp. (“Acorn”) for the provision of a substantial capital infusion in the form of equity purchases with a potential maximum value of $1,476,100, of which $471,557 has been funded to date (the “Acorn Financing”).  The Company is also currently engaged in a search for other sources of capital, as previously reported, although there can be no assurance that potential future financing transactions will be available on terms acceptable to the Company.

Voting materials, which include this Consent Solicitation Statement and a Written Consent form (attached hereto as Exhibit A), are being mailed to all stockholders on or about March 18, 2016. The Board has set the close of business on March 4, 2016, as the record date for the determination of stockholders entitled to act with respect to the Consent Solicitation (the “Record Date”). Therefore, only holders of Common Stock as of the close of business on the Record Date are permitted to provide their Written Consent. Stockholders holding a majority of our outstanding Common Stock entitled to vote, as of the close of business on the Record Date, must vote in favor of the Proposal for it to be approved by stockholders.  As soon as we receive signed Written Consents from holders of a majority of our Common Stock entitled to vote, the Proposal will be approved.

We urge you to read this Consent Solicitation Statement carefully.  Your cooperation in promptly returning your completed consent will help limit expenses incident to this Consent Solicitation.  Stockholders who wish to consent must deliver their properly completed and executed Written Consent in accordance with the instructions set forth in the Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences a vote of “FOR,” “AGAINST” OR “ABSTAIN” with respect to the Proposal.

The expenses associated with the mailing of this Consent Solicitation Statement will be borne by the Company, including expenses in connection with the preparation of this Consent Solicitation Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Consent Solicitation Statement to the beneficial owners of Common Stock held of record as of the Record Date by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

Vote Required and Information on Voting Stockholders

Only stockholders of record as of the Record Date and entitled to vote may vote regarding the Proposal. Consent may be given by any person in whose name shares of Common Stock stand on the books of the Company as of the Record Date, or by his, her or its duly authorized agent.

As of the Record Date, the Company has 194,900,926 shares of Common Stock issued and outstanding, each of which is entitled to one vote, with the exception of 15,413,761 shares held by Acorn, which may constitute “Control Shares” within the meaning of Article IX of our Amended and Restated Articles of Incorporation and not be entitled to vote, as further described below under the heading “Description of the Proposed Action – Purposes and Effect of Amendment #3 (Voting Restriction Removal).” Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and the Nevada Revised Statutes (NRS), the holders of a majority of the Company’s Common Stock entitled to vote may approve and authorize the Proposal by written consent as if such Proposal were undertaken at a duly called and held meeting of stockholders.

Any beneficial owner of our Common Stock who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) delivery a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.  IF YOU HOLD YOUR STOCK IN “STREET NAME,” YOU MUST INSTRUCT YOUR BROKER OR NOMINEE AS TO HOW TO VOTE YOUR SHARES. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT VOTE YOUR STOCK WITH RESPECT TO THE PROPOSAL.

Stockholders who wish to consent must deliver their properly completed and executed Written Consents to the Company in accordance with the instructions set forth therein. We reserve the right (but are not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent for the approval of the Proposal.  If you sign and send in the Written Consent but do not indicate how you want to vote as to the Proposal, your consent form will be treated as a vote “FOR” the Proposal.  If you do not sign and send in the Written Consent, that will have the effect of a vote “AGAINST” the Proposal.

Requests for copies of this Consent Solicitation Statement and our Annual Report on Form 10-K for the year ended December 31, 2015 should be directed to us at the address or telephone number written above. You can also access this material at http://ir.rvue.com/all-sec-filings.  The contents of these websites are not incorporated into this Consent Solicitation Statement.

Requests for copies of this Consent Solicitation Statement should be directed to us at the address above or by telephone at 1-855-261-8370.

We expressly reserve the right, in our sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to 5:00 p.m. Central Time, on April 1, 2016 (the “Expiration Date”) to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of our outstanding shares has been received, (ii) waive any of the conditions to the Consent Solicitation, or (iii) amend the terms of the Consent Solicitation.

The final results of this Consent Solicitation will be published in a Current Report on Form 8-K (the “Form 8-K”) by us. This Consent Solicitation Statement and the Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law.

All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of consents and revocations of consents will be determined by us, in our sole discretion, which determination shall be final and binding.

Revocation of Consents

Written Consents may be revoked or withdrawn by any stockholder at any time before the Expiration Date or earlier termination of the Consent Solicitation. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn.  After the Expiration Date, all Written Consents previously executed and delivered and not revoked will become irrevocable.  Revocations may be submitted to us by the same methods as Written Consents may be submitted, as set forth in the form of Written Consent attached hereto as Exhibit A.

Solicitation of Consents

Our Board is sending you this Consent Solicitation Statement in connection with its solicitation of stockholder consent to approve the Proposal.  We will pay for the costs of solicitation.  We will also pay the reasonable expenses of brokers, nominees and similar record holders in mailing consent materials to beneficial owners of our Common Stock.

Following the mailing of this Consent Solicitation Statement, we intend to solicit Written Consents from certain large holders of Common Stock, including those holders listed below under “Security Ownership of Certain Beneficial Owners and Management.” These consents may be solicited by our Chief Executive Officer and our directors, who will receive no additional compensation therefor.  Under applicable SEC regulations, our Chief Executive Officer and our directors may be deemed to be participants in our solicitation of consents.  Please refer to the section of this Consent Solicitation entitled “Security Ownership of Certain Beneficial Owners and Management,” below for information about such individuals.

We have no plans to make any other arrangements and have no understanding with any other person regarding the solicitation of consents hereunder, and no person has been authorized by us to give any information or to make any representation in connection with the solicitation of consents, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized.

Mark Pacchini, our Chief Executive Officer and a director, and the other members of our Board, beneficially own shares of our Common Stock and intend to submit their consents “FOR” the Proposal. As a result, approximately 62,731,043 shares held, directly and/or beneficially, and entitled to vote, as of the Record Date by management and the Board will be voted in favor of the Proposal constituting approximately 32.2% of our presently issued and outstanding Common Stock. See “Security Ownership of Certain Beneficial Owners and Management” below.  The foregoing figures do not include 15,413,761 shares held by Acorn, which may constitute “Control Shares” within the meaning of Article IX of our Amended and Restated Articles of Incorporation and not be entitled to vote, as further described below under the heading “Description of the Proposed Action – Purposes and Effect of Amendment #3 (Voting Restriction Removal).”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the shares listed. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 194,900,926 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Directors and Executive Officers:

Mark Pacchini	2,428,571	1.2%
Robert Roche	79,999,566(2)	39.8%
Peter Emerson	250,000	*
Thomas Harrison	1,500,000	*

All directors and executive officers as a group (5 persons)	84,178,137	41.9%

5% Stockholders:

Acorn Composite Corp.	79,632,900(3)	39.7%
5605 Riggins Court, Second Floor
Reno, NV 89502

iVue Holdings, LLC	18,007,217(4)	9.2%
5605 Riggins Court, Second Floor
Reno, NV 89502

*	Less than 1%.

(1)

Applicable percentage ownership is based on 194,900,926 shares of common stock outstanding as of March 4, 2016, together with securities exercisable or convertible into shares of Common Stock within 60 days of March 4, 2016 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of March 4, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated in the footnotes to this table, rVue believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.

(2)

Includes (i) 166,666 shares of Common Stock that are owned by Robert Roche, (ii) 73,799,567 shares of Common Stock that are owned by Acorn Composite Corp., an entity owned 100% by Mr. Roche (“Acorn”), (ii) 5,833,333 shares of Common Stock issuable upon the exercise of warrants that are exercisable within 60 days hereof that are owned by Acorn, and (iii) 200,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days hereof that are owned by Mr. Roche. This information is based on a Schedule 13D/A filed with the SEC on February 11, 2016.

(3)

Includes (i) 73,799,567 shares of Common Stock that are owned by Acorn and (ii) 5,833,333 shares of Common Stock issuable upon the exercise of warrants that are exercisable within 60 days of the date hereof that are owned by Acorn. This information is based on a Schedule 13D/A filed with the SEC on February 11, 2016.

(4)	Includes 1,625,000 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of the date hereof.

Effective Date

 The Proposal will be effective when approved by the holders of a majority of our Common Stock entitled to vote and when the Certificate of Amendment is filed with the Nevada Secretary of State, which the Company intends to complete as soon as practicable following the date on which sufficient stockholder votes have been received to approve the Proposal.

Interests of Certain Persons in the Proposal

One of our directors, Robert Roche, is the President of, and the sole stockholder of, Acorn.  Approval of the Proposal will permit the Company to require Acorn to purchase the full amount of shares available for sale pursuant to the Acorn Financing, and, to the extent that the Company does not require Acorn to purchase the full amount of shares available for sale, it will permit Acorn to exercise its option to purchase the balance of such shares.  Approval will also permit Acorn to exercise voting rights with respect to any shares which may constitute “Control Shares” within the meaning of Article IX of our Amended and Restated Articles of Incorporation and not be entitled to vote, as further described below under the heading “Description of the Proposed Action – Purposes and Effect of Amendment #3 (Voting Restriction Removal).  No other director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, with respect to the Proposal that is not shared by all other stockholders of the Company.  The Company has not received any notice of opposition to the Proposal.

No Appraisal Rights

Under the NRS and our charter documents, holders of our Common Stock will not be entitled to statutory rights of appraisal, commonly referred to as dissenters’ rights or appraisal rights (i.e., the right to seek a judicial determination of the “fair value” of their shares and to compel the purchase of their shares for cash in that amount) with respect to the Proposal.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Consent Solicitation Statement.

DESCRIPTION OF PROPOSED ACTION

Certificate of Amendment to the Amended and Restated Articles of Incorporation

The Proposal consists of proposed changes to the Company's Amended and Restated Articles of Incorporation, which are described below in three distinct categories for ease of review.  A vote “FOR” the Proposal by use of the Written Consent will constitute a vote in favor of all three proposed changes.  A vote “AGAINST” the Proposal by use of the Written Consent will constitute a vote against all three proposed changes.

Amendment #1 (Authorized Shares Increase)

Regarding the authorized capital structure of the Company, Article III.A of the Company's Amended and Restated Articles of Incorporation (the “Existing Articles”) currently provides as follows:

A.

Class of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 240,000,000 total shares of Common Stock with par value of $0.001 per share and 10,000,000 total shares of Preferred Stock with par value of $0.001 per share.

The Board has approved that Article III.A be deleted in its entirety and be replaced by the following paragraph:

A.

Class of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 375,000,000 total shares of Common Stock with par value of $0.001 per share and 10,000,000 total shares of Preferred Stock with par value of $0.001 per share.

Purposes and Effect of Amendment #1 (Authorized Shares Increase)

The proposed increase in authorized shares of Common Stock from 240,000,000 to 375,000,000 is intended to permit the Company to meet its obligations and to improve the Company's financial flexibility with respect to the Company's capital structure by having additional shares for future equity financings and acquisitions.  The Company currently has authorized capital stock of 240,000,000 shares of Common Stock, with 194,900,926 shares of Common Stock issued and outstanding.  The Company may be required to issue up to a total of 70,075,781 additional shares under our Equity Incentive Plan (21,643,120 shares), warrants outstanding (14,432,661 shares), and potential conversions under its convertible note arrangements with Chicago Venture/Typenex (9,000,000 shares) and Carebourn Capital (25,000,000 shares), so additional authorized shares are required.  In addition, the terms of the Acorn Financing require that the Company an increase in the Company’s authorized shares.  Finally, management believes that the increase is important to maximizing the Company’s ability to arrange for potential future financing arrangements that would provide sufficient net proceeds to the Company on acceptable terms.

The additional shares of authorized Common Stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations (including without limitation the Acorn Financing and/or potential future financing transactions), and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Notwithstanding the foregoing, except in respect of the Acorn Financing and the convertible note arrangements referenced above, the Company has no obligation to issue such additional shares.  There are no plans, proposals or arrangements currently contemplated by the Company that would involve the issuance of the additional shares to acquire another company or its assets.

The Company's stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of Common Stock, but will experience dilution to the extent additional shares of Common Stock are issued in the future.

Having an increased number of authorized but unissued shares of Common Stock would allow the Company to maximize the number of shares of Common Stock available for sale in connection with the Acorn Financing and to take prompt action with respect to potential future financing transactions and other corporate opportunities that may develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company's capitalization.  The issuance of additional shares of Common Stock may, if such shares are issued at prices below what current stockholders paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of Common Stock that would become authorized by the Proposal unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Company’s management that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

When issued, the additional shares of Common Stock authorized by the Proposal will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

Shares of authorized and unissued Common Stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of the Company could occur (for example, by facilitating the dilution of the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction resulting in our acquisition by another company). The Board also could authorize the issuance of shares of Common Stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Company's Articles of Incorporation or Bylaws would not receive the required stockholder approval.  Accordingly, the power to issue additional shares of Common Stock could enable the Board to make it more difficult to accomplish business combinations opposed by the incumbent Board, or to replace incumbent directors.

Amendment #2 (Interested Stockholder Transaction Restriction Removal)

Regarding the proposed removal of certain limitations on the voting rights of persons attempting to acquire control of the Company, Article VIII of the Existing Articles currently provides as follows:

A.

Applicability and Definitions.  Until such time as the Corporation is a “resident domestic corporation” for the purposes of NRS 78.411 to 78.444, inclusive, the following provisions will apply to the Corporation with regard to the acquisition of a controlling interest in the Corporation.  Unless otherwise defined in these Articles of Incorporation, all capitalized terms shall have the meanings which are set forth for such terms in NRS 78.411 to 78.444, inclusive.

B.

Combinations Prohibited Generally.

1.

The Corporation may not engage in any Combination with any Interested Stockholder of the Corporation for three (3) years after the date that the person first became an Interested Stockholder unless the Combination or the transaction by which the person first became an Interested Stockholder is approved by the Board of Directors before the person first became an Interested Stockholder.

2.

If a proposal in good faith regarding a Combination is made in writing to the Board of Directors, the Board shall respond, in writing, within 30 days or such shorter period, if any, as may be required by the Securities Exchange Act, setting forth its reasons for its decision regarding the proposal.

3.

If a proposal in good faith to enter into a transaction by which the person will become an Interested Stockholder is made in writing to the Board of Directors, unless it responds affirmatively in writing within 30 days or such shorter period, if any, as may be required by the Securities Exchange Act, the Board of Directors is considered to have disapproved of the transaction.

C.

Authorized Combinations: Board or Stockholder Approval.  The Corporation may not engage in any Combination with an Interested Stockholder after the expiration of 3 years after the person first became an Interested Stockholder other than a Combination meeting all of the requirements of the articles of incorporation of the resident domestic corporation and either the requirements specified in subsection 1, 2 or 3 of this Article VIII(C) or all of the requirements specified in Paragraphs (D) through (E), inclusive, of this Article VIII:

1.

A Combination approved by the Board of Directors before the date that the person first became an Interested Stockholder.

2.

A Combination with an Interested Stockholder if the transaction by which the person became an Interested Stockholder was approved by the Board of Directors before the person became an interested stockholder.

3.

A Combination approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the Interested Stockholder proposing the Combination, or any affiliate or associate of the Interested Stockholder proposing the Combination, at a meeting called for that purpose no earlier than 3 years after the date that the person first became an Interested Stockholder.

D.

Authorized Combinations: Holders of Common Stock.  A Combination engaged in with an Interested Stockholder more than 3 years after the date that the person first became an Interested Stockholder may be permissible if the aggregate amount of the cash and the market value, as of the Date of Consummation, of consideration other than cash to be received per share by all of the holders of outstanding Common Stock of the Corporation not beneficially owned by the Interested Stockholder immediately before that date is at least equal to the higher of the following:

1.

The highest price per share paid by the Interested Stockholder, at a time when he or she was the Beneficial Owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the Corporation, for any shares of Common Stock of the same class or series acquired by the Interested Stockholder within 3 years immediately before the Date of Announcement with respect to the Combination or within 3 years immediately before, or in, the transaction in which he or she became an Interested Stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of Common Stock since the earliest date, but no more may be subtracted than the amount of the interest.

2.

The market value per share of Common Stock on the Date of Announcement with respect to the Combination or on the date that the person first became an Interested Stockholder, whichever is higher, plus interest compounded annually from that date through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of Common Stock since that date, but no more may be subtracted than the amount of the interest.

E.

Authorized Combinations: Holders of Preferred Stock.  A combination engaged in with an Interested Stockholder more than 3 years after the date that the person first became an interested stockholder may be permissible if the aggregate amount of the cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding shares of any class or series of Preferred Stock not beneficially owned by the Interested Stockholder immediately before that date is at least equal to the highest of the following, whether or not the Interested Stockholder has previously acquired any shares of the class or series of shares:

1.

The highest price per share paid by the Interested Stockholder, at a time when he or she was the Beneficial Owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the Corporation, for any shares of that class or series of shares acquired by the Interested Stockholder within 3 years immediately before the Date of Announcement with respect to the Combination or within 3 years immediately before, or in, the transaction in which he or she became an Interested Stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of the class or series of shares since the earliest date, but no more may be subtracted than the amount of the interest.

2.

The highest preferential amount per share to which the holders of shares of the class or series of shares are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due to which the holders are entitled before payment of the dividends on some other class or series of shares, unless the aggregate amount of the dividends is included in the preferential amount.

3.

The market value per share of the class or series of shares on the Date of Announcement with respect to the Combination or on the date that the person first became an Interested Stockholder, whichever is higher, plus interest compounded annually from that date through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of the class or series of shares since that date, but no more may be subtracted than the amount of the interest.

F.

Form and Distribution of Consideration.  The consideration to be received by holders of a particular class or series of outstanding shares, including Common Stock, in the Combination under Paragraphs (C) through (E), inclusive, of this Article VIII, must be in cash or in the same form as the Interested Stockholder has used to acquire the largest number of shares of the class or series of shares previously acquired by it, and the consideration must be distributed promptly.

G.

Restrictions on Beneficial Ownership.  A Combination may be permissible if after the date that the person first became an Interested Stockholder and before the Date of Consummation with respect to the Combination, the Interested Stockholder has not become the Beneficial Owner of any additional Voting Shares of the Corporation except:

1.

As part of the transaction that resulted in the person becoming an Interested Stockholder;

2.

By virtue of proportionate splitting of shares, dividends distributed in shares, or other distributions of shares in respect of shares not constituting a Combination;

3.

Through a combination meeting all of the conditions of Paragraph (B) of this Article VIII; or

4.

Through a purchase at any price that, if the price had been paid in an otherwise permissible Combination whose Date of Announcement and Date of Consummation were the date of the purchase, would have satisfied the requirements of Paragraphs (C) through (E), inclusive, of this Article VIII.

The Board has approved that Article VIII be deleted in its entirety and be replaced by the following text:

[Reserved]

Purposes and Effect of Amendment #2 (Interested Stockholder Transaction Restriction Removal)

Article VIII of the Existing Articles (hereafter, “Article VIII”) restricts an “interested stockholder” from entering into a “combination” with the Company “with regard to the acquisition of a controlling interest in the Corporation,” subject to certain exceptions, including an exception for a “combination” with an “interested stockholder” who first became an interested stockholder in a transaction approved by the Board of Directors (including Acorn).  Under Nevada law, an “interested stockholder” includes a stockholder who owns 10% or more of the voting power of the Company, and a “combination” includes:

•

a merger with the interested stockholder or an affiliate thereof;

•

a sale, lease, exchange, mortgage, pledge, transfer or other disposition with an interested stockholder or an affiliate thereof of assets of the Company equal to (x) 5% or more of the aggregate market value of all Company assets, (y) 5% or more of the aggregate market value of all outstanding Company shares or (z) 10% or more of Company net income; and

•

a transfer of shares with an aggregate market value equal to 5% or more to an interested stockholder or an affiliate thereof.

Article VIII was adopted in 2011 with a view to protecting the Company and its stockholders against coercive and manipulative practices arising in connection with unsolicited tender offers and other control transactions.  By potentially delaying or making more difficult a change of control transaction or other combination with an interested stockholder, Article VIII may encourage potential interested stockholders to negotiate with the Board before attempting a takeover.

Even though such transactions might be beneficial to the Company’s stockholders, the Company believed at the time of its adoption that Article VIII could prevent the potential disruptive effects of hostile tender offers, thereby allowing management to focus on its business operations.  The Company also believed that Article VIII could make it easier for the Board to obtain a “better deal” in case of an unsolicited acquisition attempt.

Since Article VIII was adopted, the Company has not faced the dangers that Article VIII sought to guard against.  The Company has, however, regularly needed to raise capital to finance its growth plans.  As previously disclosed, management has been engaged in an intensive search for the needed capital since early 2015.  During August 2015, the Company obtained convertible note financing sufficient for short-term needs, but it continues to search for longer term options.

In the context of the Acorn Financing, the Company believes that Acorn has not acquired a “controlling interest” in the Company because Acorn first became an interested stockholder in a transaction approved by the Board, but the terms of the Acorn Financing require that the Company remove Article VIII in order to maximize the total amount of Common Stock that the Company may require Acorn to purchase.  If Article VIII is not removed, it will interfere with such sales and prevent the Company from obtaining the needed proceeds.

In addition, management believes that the existence of Article VIII, and specifically its restriction on “combinations” involving acquisition of a “controlling interest” involving a “transfer of shares with an aggregate market value equal to 5% or more to an interested stockholder or an affiliate thereof” could prevent the Company from concluding potential future financing arrangements that would provide needed proceeds to the Company.

Accordingly, the Board has concluded that the elimination of Article VIII is advisable so as to better position the Company to obtain the needed financing, and that the loss of the takeover protections that would result is justified by the need to maintain the Company’s financial viability.

Amendment #3 (Voting Restriction Removal)

Regarding the proposed removal of certain limitations on the voting rights of persons attempting to acquire control of the Company, Article IX of the Existing Articles currently provides as follows:

A.

Applicability.  Until such time as the Corporation is an “issuing corporation” for the purposes of NRS 78.378 to 78.3793, inclusive, the following provisions will apply to the Corporation with regard to the acquisition of a Controlling Interest (as defined below) in the Corporation.

B.

Delivery of Offer Statement. Any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a Controlling Interest in the Corporation (an “Acquiring Person”), must deliver a statement to the secretary of the Corporation (the “Offer Statement”) setting forth:

1.

The name of the Acquiring Person and of every person associated with him or her in the acquisition;

2.

The number of shares in any class of voting stock owned, as of the date of the Offer Statement, by the Acquiring Person and each person with whom he or she is associated, or which the Acquiring Person intends to acquire;

3.

The percentage of the voting stock of the Corporation owned, as of the date of the statement, by the Acquiring Person and each person with whom he or she is associated, or which the Acquiring Person intends to acquire; and

4.

If the Acquiring Person has not yet acquired shares of stock in the Corporation, a detailed description of the terms and conditions of the proposed acquisition; and the means by which any required consideration, and any indebtedness incurred to consummate the transaction, are to be paid.

For the purpose of these Articles of Incorporation, “Controlling Interest” means the ownership of outstanding voting shares of the Corporation sufficient, but for the provisions of this Article IX, to enable the Acquiring Person, directly or indirectly and individually or in association with others, to exercise one-fifth or more but less than one-third; one-third or more but less than a majority; or majority or more, of all the voting power of the Corporation in the election of directors.

C.

Voting Rights of Acquiring Person.

1.

An Acquiring Person and those acting in association with an Acquiring Person obtain only such voting rights in the those outstanding voting shares of the Corporation which the Acquiring Person, and those persons acting in association with an Acquiring Person, acquire in an acquisition or offer to acquire in an acquisition or within 90 days immediately preceding the date when the Acquiring Person became an Acquiring Person (“Control Shares”), as are conferred by a resolution of the stockholders of the Corporation, approved at a special or annual meeting of the stockholders.

2.

If an Acquiring Person so requests in an Offer Statement and if the Acquiring Person gives an undertaking to pay the expenses of the meeting, the directors of the Corporation shall, within 10 days after delivery of the statement, call a special meeting of the stockholders to determine the voting rights to be accorded the Control Shares.  If the Offer Statement does not include a request that a special meeting be called, the question of voting rights must be presented to the next special or annual meeting of the stockholders.

3.

A notice of any meeting of stockholders at which the question of voting rights is to be determined must be accompanied by (i) a complete copy of the Offer Statement; and (ii) a statement of the Board of Directors setting forth the position of the Board of Directors with respect to the acquisition or, if it is the case, stating that the Board of Directors makes no recommendation concerning the matter.

4.

A special meeting of stockholders called pursuant to this section must not be held before the expiration of 30 days after the delivery of the Offer Statement, unless the statement contains a request that the meeting be held sooner, and must be held within 50 days after the delivery of the statement, unless the Acquiring Person otherwise agrees in writing that the meeting may be held after that time.

D.

Approval of Voting Rights.  A resolution of the stockholders granting voting rights to the Control Shares acquired by an acquiring person must be approved by the holders of a majority of the voting power of the Corporation; and, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected; provided, however, that in each instance those shares as to which any interested stockholder exercises voting rights must be excluded.

E.

Redemption of Control Shares.  The Corporation may call for redemption of not less than all the Control Shares at the average price paid for the Control Shares, if an Offer Statement is not delivered with respect to the acquisition on or before the 10th day after the acquisition of the Control Shares; or an Offer Statement is delivered, but the Control Shares are not accorded full voting rights by the stockholders (each a “Triggering Event”).  The call for redemption, if any, must be made within 30 days after the occurrence of the Triggering Event and the Control Shares must be redeemed within 60 days after the call.

F.

Rights of Dissenting Stockholders.  If the Control Shares are accorded full voting rights and the Acquiring Person has acquired Control Shares with a majority or more of all the voting power, any stockholder other than the Acquiring Person, whose shares are not voted in favor of authorizing voting rights for the Control Shares may dissent in accordance with the provisions of NRS Chapter 92A and obtain payment of the fair value of his or her shares.

The Board has approved that Article IX be deleted in its entirety and be replaced by the following:

[Reserved]

Purposes and Effects of the Amendment #3 (Voting Restriction Removal)

Article IX of the Existing Articles (hereafter, “Article IX”) restricts the voting rights of persons who acquire a “Controlling Interest” in the Company, which the Existing Articles define as, “ownership of outstanding voting shares of the Corporation sufficient to enable the Acquiring Person, directly or indirectly and individually or in association with others, to exercise one-fifth or more but less than one-third; one-third or more but less than a majority; or majority or more, of all the voting power of the Corporation in the election of directors.”  Once an acquiror crosses one of these thresholds, the shares acquired, and any other shares acquired within the preceding 90 days become “Control Shares,” which are deprived of the right to vote until disinterested stockholders restore the right.

Nevada law automatically applies a similar restriction to Nevada corporations that do business in Nevada and have 200 or more stockholders of record (at least 100 of whom live in Nevada).  Although the Company did not at the time of Article IX’s adoption in 2011, and does not currently, fall within such parameters, it nonetheless elected to include such a restriction in the Existing Articles via stockholder action.

Article IX could delay or make more difficult a change of control transaction or other combination that may otherwise be beneficial to the Company’s stockholders.  However, the Company believed at the time that Article IX was adopted that it could eliminate the disruptive effect a hostile takeover attempt could have on the operations of its business.  In addition, Article IX could make it possible for the Board to negotiate a better deal or potentially have the hostile takeover subject to scrutiny of disinterested stockholders.  Thus the Company believed that the adoption of Article IX was in the best interest of the Company and its stockholders.

Since Article IX was adopted, the Company has not faced the dangers that Article IX sought to guard against.  The Company has, however, regularly needed to raise capital to finance its growth plans.  As previously disclosed, management has been engaged in an intensive search for the needed capital since early 2015.  During August 2015, the Company obtained convertible note financing sufficient for short-term needs, but it continues to search for longer term options.

 In the context of the Acorn Financing, the Company believes that Acorn may be deemed to have acquired a “Controlling Interest” as defined in Article IX, because its percentage ownership of the outstanding voting shares of the Common Stock has increased from approximately 32.6%, prior to the closing of the Acorn Financing on January 26, 2016, to approximately 38.0% as of the date hereof, thereby surpassing the one-third ownership threshold described above.  As a result, 15,413,761 shares of Common Stock held by Acorn, equal to approximately 4.6% of the Company’s issued and outstanding Common Stock, may be deemed to be “Control Shares” under Article IX and unable to vote unless and until voting rights are approved by the disinterested shareholders, or unless the voting restriction in Article IX is eliminated.  In addition, it is likely that Acorn will surpass the majority ownership threshold if the Company sells Acorn additional shares under the Acorn Financing as is presently contemplated, with any such shares also deemed to be “Control Shares” under Article IX and unable to vote unless and until voting rights are approved by the disinterested shareholders, or unless the voting restriction in Article IX is eliminated.

The terms of the Acorn Financing require that the Company remove Article IX in order to maximize the total amount of Common Stock that the Company may require Acorn to purchase.  If Article IX is not removed, it will interfere with such sales and prevent the Company from obtaining the needed proceeds.

In addition, management believes that the existence of Article IX, and specifically its restriction on the ability of an acquiring stockholder to vote newly-acquired shares, could prevent the Company from concluding future financing arrangements that would provide needed proceeds to the Company.

Accordingly, the Board has concluded that the elimination of Article IX is advisable so as to better position the Company to obtain the needed financing, and that the resulting loss of the takeover protections that would result is justified by the need to maintain the Company’s financial viability.

* * * *

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), are filed with the U.S. Securities and Exchange Commission (the “SEC”). Such reports and other information filed by the Company with the SEC are available free of charge on the Company’s website at http://ir.rvue.com/all-sec-filings when such reports are available on the SEC website. The public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Eastern Time. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. The contents of these websites are not incorporated into this filing or any registration statement that incorporates this Form 10-K by reference. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Consent Solicitation Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Consent Solicitation Statement to a stockholder at a shared address to which a single copy of the Consent Solicitation Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Consent Solicitation Statement, to the Company at rVue Holdings, Inc., 17W220 22nd Street, Suite 200, Oakbrook Terrace, IL 60181, Attention: Chief Financial Officer, or by telephone at 1-855-261-8370.

If multiple stockholders sharing an address have received one copy of this Consent Solicitation Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Consent Solicitation Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Consent Solicitation Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict, including without limitation the risks identified in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Consent Solicitation Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than the date on the front of the document.

[EXHIBITS FOLLOW]

Exhibit A

WRITTEN CONSENT OF STOCKHOLDERS OF

RVUE HOLDINGS, INC.

IN LIEU OF A MEETING

The undersigned stockholder of rVue Holdings, Inc., a Nevada corporation (the “Corporation”), hereby acknowledges receipt of the Notice of Consent Solicitation and accompanying Consent Solicitation Statement, each dated March 18, 2016 and hereby consents (by checking the “FOR” box) or declines to consent (by checking the “AGAINST” box or the “ABSTAIN” box) to the adoption of the following recitals and resolutions:

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is in the best interests of the Corporation and its stockholders for the stockholders to approve an amendment to the Corporation’s Amended and Restated Articles of Incorporation to (a) increase the amount of the Corporation’s authorized common stock, par value $0.001 per share (the “Common Stock”) from 240,000,000 to 375,000,000, (b) remove certain limits on transactions between the Company and significant stockholders, and (c) remove certain restrictions on the voting rights of persons attempting to acquire “control” of the Company, all pursuant to a proposed Certificate of Amendment (the “Certificate of Amendment”) in the form attached to the Consent Solicitation Statement as Exhibit B (the “Action”) and has referred the same to the stockholders of the Company for approval by written consent;

WHEREAS, the Board approved the Action on March 4, 2016 and recommended that the stockholders vote “FOR” the below resolutions, which it has deemed to be in the best interests of the Corporation and its stockholders;

NOW THEREFORE, BE IT RESOLVED that the stockholders of the Company hereby approve the Action, and the filing of the Certificate of Amendment with the Nevada Secretary of State;

RESOLVED, that the form, terms and provisions of the Action and the Certificate of Amendment, be, and the same hereby are, approved and adopted in all respects; and be it further

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and file with the Nevada Secretary of State the Certificate of Amendment, with such additions thereto and/or deletions therefrom as such officers may, in their sole discretion, deem appropriate, the execution and filing thereof to constitute conclusive evidence of the approval therefor; and be it further

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed, by and on behalf of the Corporation, to take any and all actions, and prepare, execute, deliver and/or file any other documents, agreements or instruments, as such directors and officers deem appropriate or reasonable to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation, in connection with the above resolutions and the other acts and deeds of the Corporation contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it further

RESOLVED, that a facsimile or other reproduction of this Consent may be executed by the undersigned, and an executed copy of this Consent may be delivered by any such undersigned by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of each such undersigned can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

CHECK ONE:

[  ] FOR

[  ] AGAINST

[  ] ABSTAIN

This Written Consent action may be executed in counterparts. Failure of any particular stockholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Written Consent is solicited by the Company’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent on ________, 2016.

Print name(s) exactly as shown on Stock Certificate(s)

Signature (and Title, if any)	Additional Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

Please sign, date and return this consent to the following address:

RVUE HOLDINGS, INC.

17W220 22nd Street, Suite 200

Oakbrook Terrace, IL 60181

Email: investors@rvue.com

Fax: 630-415-3165

Exhibit B

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

It is hereby certified that:

FIRST:

The name of the corporation is RVUE HOLDINGS, INC.

SECOND:

The Amended and Restated Articles of Incorporation of the corporation was filed with the State of Nevada on August 31, 2011, as amended on October 31, 2013.

THIRD:

Article III Section (A) of the Amended and Restated Articles of Incorporation, which refers to authorized shares, is amended to read as follows:

“A. Class of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 375,000,000 total shares of Common Stock with par value of $0.001 per share and 10,000,000 total shares of Preferred Stock with par value of $0.001 per share.”

FOURTH:

Article VIII of the Amended and Restated Articles of Incorporation, which refers to combinations with interested stockholders, is amended to read as follows:

“[RESERVED]”

FIFTH:

Article IX of the Amended and Restated Articles of Incorporation, which refers to acquisition of a controlling interest, is amended to read as follows:

“[RESERVED]”

SIXTH:

The amendment to the Articles of Incorporation was authorized by the written consent of the holders of majority of the corporation’s outstanding common stock, par value $0.001 per share (the “Common Stock”), who own approximately [_]% of the Common Stock.

IN WITNESS WHEREOF, the undersigned has subscribed this document on the date set forth below and does hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Executed on this ______ day of ______________, 2016.

By: ___________________
Mark Pacchini
Chief Executive Officer